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                            PAYLESS SHOESOURCE, INC.
                (Name of Registrant as Specified in Its Charter)
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                   BARINGTON COMPANIES EQUITY PARTNERS, L.P.,
                 BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI),
                            PARCHE, LLC and STARBOARD
                          VALUE & OPPORTUNITY FUND, LLC
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
--------------------------------------------------------------------------------



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                            Barington Companies Group

               Presentation to Institutional Shareholder Services
                and the Stockholders of Payless ShoeSource, Inc.

                                    May 2004











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

Agenda

I.    Barington Companies Group Platform

II.   Payless ShoeSource, Inc. Operational Overview

III.  Summary







Barington Companies Group


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



                       Barington Companies Group Platform







                                       5



Barington Companies Group

Members of Our Group

o     Barington Companies Equity Partners, L.P.

      o     Small-cap, value-oriented investment fund led by James Mitarotonda

      o     Actively involved with management to enhance shareholder value

o     Barington Companies Offshore Fund, Ltd. (BVI)

      o A limited company organized under the laws of the British Virgin Islands to acquire, hold and dispose of investments in various companies

o     Parche, LLC

      o Delaware limited liability company formed for the purpose of making equity investments and taking active roles in management of portfolio companies to enhance shareholder value

      o Managing Member is Admiral Advisors, LLC. The sole member of Admiral Advisors, LLC is Ramius Capital Group, LLC, a Delaware limited liability company engaged in money management and investment advisory services

o     Starboard Value & Opportunity Fund, LLC

      o Delaware limited liability company formed for the purpose of making equity investments and taking active roles in management of portfolio companies to enhance shareholder value

      o     Managing Member is Admiral Advisors, LLC







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Our Rationale for Seeking Board Representation

o Payless ShoeSource's current board and management have not fulfilled their fiduciary obligation to shareholders to maximize value

      o     The Board has failed to address persistent operational issues

      o The Company has been unsuccessful in executing its merchandising strategy, "The Merchandise Authority," resulting in diminished brand value in the retail marketplace

      o The Company has been slow in addressing stagnation of its revenue line, increasing costs, and decreasing profitability

      o Payless ShoeSource's stock price had fallen 30% over the past three years

o Payless ShoeSource's board needs a more experienced and independent voice that:

      o     Represents the interests of all stockholders

      o     Advocates the maximization of shareholder value

      o     Increases the retail, merchandising, operational and board expertise




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Our Nominees - Intentions

o We are nominating three individuals to Payless ShoeSource's board that will:

      o     Enhance its retail, merchandising, operational and board experience

      o     Represent the interests of stockholders

o Our nominees to Payless ShoeSource's board are highly-qualified candidates who possess:

      o     Strong retail and management skills

      o     Significant operating and financial experience

      o     A track-record of creating long-term value

o Our nominees are focused on maximizing shareholder value for all stockholders - the true owners of the Company

o Our nominees look forward to working alongside the other board members to produce the maximum value for Payless ShoeSource's stock





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Our Nominees - Qualifications

o     William J. Fox

      o Chairman, President and Chief Executive Officer of AKI Inc., an international multi-sensory marketing, advertising and sample systems business

      o Co-Chairman of the Board of Loehmanns Holdings Inc., a women's specialty retailer

      o Former Senior Executive Vice President and Chief Financial Officer of Revlon, Inc., a global cosmetics company

      o     Former Senior Vice President of MacAndrews & Forbes Holdings, Inc.

o     Harold D. Kahn

      o Former Chairman and Chief Executive Officer of Macy's East, 1994 through February 2004

      o     Former President of Montgomery Ward, 1992 through 1994

      o     Former Chairman and Chief Executive Officer of Macy's South and
            Bullocks

      o     Former Chairman and Chief Executive Officer of Macy's California

o     James A. Mitarotonda

      o Chairman, President and Chief Executive Officer of LNA Corp., the general partner of Barington Capital Group, L.P., an investment firm he co-founded in 1991

      o     President and Chief Executive Officer of MM Companies, Inc.

      o     Co-Chairman and Co-Chief Executive Officer of LQ Corporation

      o     Chief Executive Officer and a director of Dynabazaar, Inc.

      o     Director of Register.com, Inc.



Barington Companies Group

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

Our Strategy to Enhance Shareholder Value

o Reduce operating expenses in order to improve profitability and enhance cash flow

o Revise the Company's merchandising plan to improve product design and time to market, store layout, inventory management, and create branded value offerings

o Implement a recruiting plan to attract key individuals as employees with relevant and proven merchandising expertise

o Review the Company's existing store base to identify underperforming stores and develop a strategic plan to improve profitability on a store-by-store basis

o Evaluate the Company's store base expansion program and international ventures

o Explore opportunities to divest underperforming and/or non-core business divisions




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Our Strategy to Improve Corporate Democracy

o     Subject to board approval, terminate the Company's stockholder rights plan

      o The plan imposes penalties on stockholders looking to acquire 15% or more of the Company's stock

      o     Limits stockholders' ability to sell their stock

o Subject to stockholder approval, amend the Company's Restated Certificate of Incorporation to eliminate the prohibition on stockholder action by written consent

      o     Allow stockholders to act without the need for a stockholder meeting

o Subject to stockholder approval, amend the Company's Restated Certificate of Incorporation to remove the classification of the Company's board of directors

      o Allow stockholders to express satisfaction or dissatisfaction with all members of the board at each annual meeting of stockholders





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

Our Strategy to Improve Corporate Democracy

o Subject to stockholder approval, amend the Company's Restated Certificate of Incorporation to remove the requirement of a vote of 66 2/3% of the outstanding shares of the Company to alter, amend, change or rescind the Company's Amended and Restated By-laws

      o Allow stockholders to more readily implement measures to ensure corporate democracy

o Subject to stockholder approval, amend the Company's Restated Certificate of Incorporation to provide that special meetings of the stockholders may be called by any holder or holders of stock who beneficially or of record own at least 10% of the outstanding shares of the Company's common stock

      o Give stockholders the ability to act quickly, rather than wait until the annual meeting




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


                     Payless ShoeSource Operational Overview








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

Stock Price Performance

o Stock is down 30% during the period January 2, 2001 through May 11, 2004, based on the closing price of the stock on those dates

                               [GRAPHIC OMITTED]






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

Deteriorating Financial Performance

o     Declining revenues and gross margins

      o From fiscal year 2001 to fiscal year 2003, net sales decreased 4.5% from $2.91 billion to $2.78 billion. Similarly, same store sales declined 3.9% from fiscal year 2002 to fiscal year 2003, declined 3.2% from fiscal year 2001 to fiscal year 2002, and declined 2.9% from fiscal year 2000 to fiscal year 2001

      o Cost of sales, as a percentage of sales, increased 3.5% from 69.5% in fiscal year 2001 to 73.0% in fiscal year 2003 due to increased markdowns to reduce excess inventories and negative leverage of occupancy costs

      o From fiscal year 2001 to fiscal year 2003, gross profits declined to $750.9 million, or 27.0% of net sales, from $881.4 million or 30.3% of net sales

o     Increasing selling, general and administrative costs

      o Costs swelled to all time high of $752.0 million in fiscal year 2003, or 27.0% of net sales, from $715.9 million, or 24.6% of net sales, in fiscal year 2001

o     Diminished Operating Profits

      o Operating margins declined to 0.0% in fiscal year 2003 from 3.4% in fiscal year 2001

   We believe management has been slow to address high operating costs despite continued revenue sluggishness and pressures on gross profits






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


Poor Execution of Repositioning and Expansion Strategies

o The company initiated a strategic repositioning in fiscal year 2002 it refers to as "The Merchandise Authority"

      o We believe the execution of the strategy, to date, has yet to yield any measurable increase in sales, profitability or return to shareholders in the form of stock price appreciation

o     Unproven store expansion strategy

      o The company has continued to open new stores and close existing stores with no apparent positive effect on financial performance

      o Based on the number of open stores at the end of each fiscal year, estimated sales per store declined 6.0% from approximately $587,000 at the end of fiscal year 2001 to approximately $552,000 at the end of fiscal year 2003

      o The Company announced that it will continue to expand its store base by 250 stores from fiscal year 2004 through fiscal year 2008

o     Unproven benefit from acquisition of Parade of Shoes

      o The Company revised its original plans for store chain expansion and has taken restructuring charges related to store closings

  In our view, management has failed to execute a successful plan to revive the
               Payless ShoeSource brand in the retail marketplace





Barington Companies Group


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

Executive Compensation Misaligned

o Though the Company's operating results have continued to decline and its operating margin for the most recently completed fiscal year is 0.0%, the board of directors approved an average base salary increase of 4.2% for all executive officers in their current position for more than one year

o The board concurrently approved a grant to management employees and executive officers of stock options and restricted stock shares

o In November 2003, the board of directors authorized a grant to Steven J. Douglass, the Chairman of the Board and Chief Executive Officer of the Company, of stock appreciation rights with respect to 420,000 shares of the Company's common stock, which rights have a fair value of approximately $2.8 million

 In our view, the Company's board has failed to address executive compensation levels which are not aligned with the interests of stockholders





Barington Companies Group


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

Deteriorating Returns to Stockholders and Credit Warnings

o Since the beginning of fiscal year 2001, the price of the Company's stock has declined 30% from $23.00 (split adjusted price) on January 2, 2001 to $16.00 on May 11, 2004, based on the closing price of the stock on such dates

o The Company's stock price has also trailed the Company's former peer group, as well as the Standard & Poors 500, and the self-constructed peer group during the five year period ended February 1, 2003, the most recent date provided by the Company

o Return on equity decreased to 0.0% in fiscal year 2003 from 11.1% in fiscal year 2001, while return on net assets declined to 3.7% in fiscal year 2003 from 10.9% in fiscal year 2001

o On March 4, 2004 Standard & Poors issued a press release announcing that it had placed the Company's credit rating on CreditWatch due to weaker-than-expected operating results and lower profitability

    Payless ShoeSource's board, in our view, has failed to address persistent operational and strategic issues, resulting in diminished shareholder value and credit rating concerns





Barington Companies Group


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

Legal Update

o On May 4, 2004 the Company filed an action against the members of the Barington Companies group and certain other persons in the United States District Court in Kansas

o The Barington Companies group believes that this litigation is not well-founded, and that the Company's management commenced the litigation as part of a strategy by which management seeks to entrench itself at shareholder expense and prevent the stockholders from considering the Barington Companies group nominees and its proposals for restoring to Payless a philosophy by which the Company will be managed for the benefit of its stockholders





Barington Companies Group


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


Independent Analyst Responds to Barington Proxy

o On April 29, 2004, John Shanley of Wells Fargo Securities issued a research note regarding the Barington Companies Group proxy solicitation, stating:

      o "We believe that Barington's efforts could have a positive impact on Payless' share price, possibly putting pressure on management to improve operations and better define its strategic focus. In addition, if the nominees were to be elected, we believe it would be logical to assume that the company will place a greater focus on increasing shareholder value through an acceleration of cost cutting, placing greater emphasis on merchandise, further closure of unprofitable stores, and the development of a more shareholder-friendly corporate governance structure."





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


                                     Summary








Barington Companies Group


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

Focused on Maximizing Value of Payless ShoeSource Stock

o Bring more experience and independence to the Company board to represent the interests of stockholders

o Nominated three highly-qualified and independent individuals with broad retail, merchandising, operational and financial experience

o Nominees are focused on working constructively with the existing Payless ShoeSource board to implement the Company's strategic plan

o Nominees are committed to our proposals to enhance stockholder value and improve corporate democracy

     Barington Companies Group recommends that you vote to elect each of its nominees






Barington Companies Group


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